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EXHIBIT 5.3

                                    CONSENT

     We hereby consent to the use of our name under the headings "Certain Income Tax Considerations" and "Legal Matters" in the prospectus forming a part of the registration statement on Form F-10 (File no. 333-101765) relating to the proposed offering to the public in Canada and the United States of Domtar Inc.'s units, each unit consisting of one common share and one common share purchase warrant of Domtar Inc. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the United States Securities Act of 1933 or the Rules and Regulations of the United States Securities and Exchange Commission thereunder.

                                            /s/  DEBEVOISE & PLIMPTON
                                            ------------------------------------
                                            Debevoise & Plimpton
                                            Dated: December 18, 2002